UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: January 30, 2012

(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio		44139
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (440) 519-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Description of Amendments to Code of Regulations

On January 30, 2012, the Board of Directors of Agilysys, Inc. (the “Company”) approved amendments to the Company’s Amended Code of Regulations (“Regulations”) that became effective immediately upon their approval by the Board. The primary purposes of the amendments are to modernize and make administrative improvements to various provisions of the Regulations and to provide advance notice provisions for shareholder proposals and Director nominations at shareholder meetings. A description of the amendments follows:

1.	Article I, Section 3 – This section was amended to expand and modernize the methods by which notice of shareholder meetings may be given to shareholders, including means authorized by a shareholder to whom notice is given.

2.	Article I, Section 6 – This section was amended to delete language requiring a shareholder’s proxy to be in writing, which will enable shareholders to vote by telephone or Internet in addition to mail.

3.	Article I, Section 7 – This section was amended to add a advance notice provisions for shareholder proposals at an annual meeting, including the following requirements:

•

To introduce a proposal at an annual meeting, the shareholder must timely provide notice, containing the information required by the Regulations, to the Secretary, be a shareholder of record on the notice date and on the date of the meeting, and be entitled to vote at the meeting.

•	To be timely, notice to the Secretary must be given no earlier than 120 days and no later than 90 days prior to the anniversary of the previous year’s annual meeting.

4.	Articles I, Section 8 – This section was amended to add a voting standard for any proposal for which the Company’s governing documents nor Ohio law establish a standard for approval. The standard for such proposals is the affirmative vote of a majority of the voting shares present in person or by proxy and entitled to vote.

5.	Article II, Section 1 – This section was amended to add advance notice provisions for the nomination of a Director by a shareholder at a shareholder meeting at which Directors are to be elected, including the following requirements:

•

To nominate a Director candidate at a meeting, the shareholder must timely provide notice, containing the information required by the Regulations, to the Secretary, be a shareholder of record on the notice date and on the date of the meeting, and be entitled to vote at the meeting.

•

To be timely, the notice to the Secretary must be given, in the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the anniversary of the previous year’s annual meeting and, in the case of a special meeting, no later than the close of business 10 days after the date of the meeting is publicly announced.

6.	Article II, Section 3 – This section was amended to modernize the methods by which notice of Board meetings may be given to Directors, including means authorized by a Director to whom notice is given.

7.	Article II, Section 5 – This section was deleted due to its redundancy, as section 1701.61(B) of Ohio General Corporation Law (“OGCL”) already provides that Board meetings may be held telephonically.

8.	Articles III and IV – These articles were combined to reduce the required officers and remove duties to be performed by certain executive officers. In lieu of those sections, language was added to give the Board the flexibility, within the limits of OGCL, to appoint executive officers and determine the authority and duties of such officers as the Board determines appropriate.

9.	Article VII, Section 2 – This section was deleted due to the outdated method of giving notice by telegraph.

Additionally, article and section references were renumbered accordingly.

The preceding description is qualified in its entirety by reference to the Company’s Regulations filed as Exhibit 3(ii) to this report and is incorporated herein by reference.

Submissions by Shareholders at the 2012 Annual Meeting

As a result of the amendments to the Regulations, if any stockholder intends to present a proposal (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) or a Director candidate at the 2012 Annual Meeting of Shareholders, the shareholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than March 30, 2012 and not later than April 29, 2012. Additionally, the shareholder must comply with the other requirement of the Regulations as well.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibit 3(ii) – Agilysys, Inc. Amended Code of Regulations, amended as of January 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: January 31, 2012

Exhibit Index

Exhibit Number	Description

3(ii)	Agilysys, Inc. Amended Code of Regulations, amended as of January 30, 2012.